THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE UTAH SECURITIES ACT. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


                          GUM TECH INTERNATIONAL, INC.

                          Common Stock Purchase Warrant


To Subscribe for and Purchase
___________ Shares of Common Stock of
Gum Tech International, Inc.

     THIS CERTIFIES that Intercontinental Capital Corp. or its registered assigns (the "Holder") is entitled to subscribe for and purchase from Gum Tech International, Inc., a Utah corporation (hereinafter called the "Company"), up to _________ shares (subject to adjustment as hereinafter provided) of fully paid and non-assessable Common Stock of the Company (the "Common Stock"), subject to the provisions and upon the terms and conditions hereinafter set forth at the price of $____ per share (such price as from time to time to be adjusted as provided herein is called the "Warrant Price"), at or prior to 5:00 p.m. Pacific time on ____________, _____ (the "Exercise Period").

     This Warrant and any Warrant subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "Warrant."

     Section 1. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to fractional shares) at any time or from time to time during the Exercise Period by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder within thirty (30) business days after the date on which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant is made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise.

     Section 2. STOCK SPLITS, CONSOLIDATION, MERGER, AND SALE. In the event that before the issuance of the shares of Common Stock into which this Warrant may be exercised the outstanding shares of Common Stock shall be split, combined, or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock or any other class or classes of stock, as appropriate, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted. If there shall be effected any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation, and if the holders of Common Stock shall be entitled pursuant to the terms of any such transaction to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

     (a) STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

     (b) ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

     (c) CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     Section 3. NO SHAREHOLDER RIGHTS OR LIABILITIES. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 4. REPRESENTATIONS OF HOLDER. The Holder hereby represents and acknowledges to the Company that:

     (a) this Warrant, the Common Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization ("Warrant Shares") will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

     (b) the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

     (c) the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares of the Company issuable upon exercise of this Warrant and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

     (d) the Holder is an "accredited  investor" within the meaning of paragraph
(a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission; and

     (e) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for Warrant Shares issued upon exercise of this Warrant:

     These securities have not been registered under the Securities Act of 1933 or the Arizona Securities Act. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, or an opinion of counsel acceptable to the corporation that registration is not required under such act.

     Section 5. LIMITATIONS ON DISPOSITION.

     (a) The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this SECTION 5. Without in any way limiting the representations set forth above, the Holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Shares, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 5 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and:

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (ii)(A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent, and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Act. It is agreed that, if other appropriate supporting documentation is provided, the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     (b) Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer (A) by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or (B) to an "affiliate" of the Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Holder hereunder, and (ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Shares by the Holder, to agree to be bound by this SECTION 5, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Securities Act or in a transaction made pursuant to Rule
144. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in SECTION 4(e) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

     Section 6. PIGGYBACK REGISTRATION RIGHTS. Whenever the Company proposes to register any of its equity securities under the Securities Act of 1933 (other than pursuant to a registration statement on Form S-4 or S-8 or similar form) and the registration form to be used may be used for the registration of the Shares underlying this Warrant (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to the holders of this Warrant or the Shares underlying this Warrant of its intention to effect such a registration and shall include in such registration all shares of Common Stock underlying this Warrant with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Companys notice.

     Section 7. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may direct a new Warrant or Warrants to be issued in place of any Warrant or Warrants theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Warrant to be lost, stolen, or destroyed. When authorizing such issue of a new Warrant or Warrants, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Warrant or Warrants, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the Warrant alleged to have been lost, stolen, or destroyed.

     Section 8. PRESENTMENT. Prior to due presentment of this Warrant, together with a completed assignment form attached hereto for registration of transfer, the Company may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     Section 9. NOTICE. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Company, and if to the Company, at 246 E. Watkins Street, Phoenix, Arizona 85004, Attention: Chief Financial Officer. The Company may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this SECTION 9 for the giving of notice.

     Section 10. REDEMPTION. If the market price of the Company's Common Stock is $20.00 per share or greater for any 10 (ten) consecutive trading days, the Company shall have the option to call this Warrant for redemption at any time for one year. The Company shall exercise this call option by written notice to the Holder. Upon receipt of this notice, the Holder must exercise such portion of the Warrant as called by Company, following the procedures of SECTION 1, within 5 (five) trading days.

     Section 11. GOVERNING LAW. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Arizona without regard to principles of conflicts of laws.

     Section 12. SUCCESSORS, ASSIGNS. Subject to the restrictions on transfer by Holder set forth in SECTION 5 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 13. AMENDMENT. This Warrant may be modified, amended, or terminated by a writing signed by the Company and the Holder.

     Section 14. SEVERABILITY. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.


                                             Gum Tech International, Inc.
                                             a Utah corporation


Dated:
      ------------------------               -----------------------------------

                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

     The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 4.

                                             Intercontinental Capital Corp.


                                             -----------------------------------


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                  PURCHASE FORM

(To be executed by the Warrant Holder if he desires to exercise the Warrant in whole or in part)

To:  Gum Tech International, Inc.

     The undersigned, whose Social Security or other identifying number is _______________, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares of Common Stock provided for therein and tenders payment herewith to the order of Gum Tech International, Inc. in the amount of $_______________.

The undersigned requests that certificates for such shares be issued as follows:

Name:
      -----------------------------------------

Address:
         --------------------------------------

Deliver to:
            -----------------------------------

Address:
            -----------------------------------

            -----------------------------------

            -----------------------------------

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:
         --------------------------------------




Dated:                             Signature:
      ----------------------                 -----------------------------------

                                   (Signature must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever)

                                   ASSIGNMENT

(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________ ______________________________, whose Social Security or other identification number is __________________________ [residing/located] at ____________________________ ____________________ the attached Warrant, and
appoints   ______________________________________________________   residing  at
_____________________________________________ the undersigned's attorney-in-fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------------------


In the presence of:


                                   ---------------------------------------------
                                   (Signature must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever)